EXHIBIT 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion of our audit report dated October 28, 2024, in Form 20-F filed by CordovaCann Corp. Our report includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of the Company comprising the consolidated statements of financial position, operations and comprehensive loss, changes in equity (deficiency) and cash flows for the years ended June 30, 2024 and 2023.

Markham, Canada January 30, 2026	Chartered Professional Accountants Licensed Public Accountants